WAIVER, dated as of July 12, 2010 (this “Waiver”) to the Credit Agreement, dated as of May 20, 2002 (as same has been and may be further amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), by and between AMERICAN MEDICAL ALERT CORP., a New York corporation (the “Company”) and JPMORGAN CHASE BANK, N.A., as successor-in-interest to The Bank of New York, a national banking association (the “Lender”).

WHEREAS, the Company has requested and the Lender has agreed, subject to the terms and conditions of this Waiver, to waive compliance with certain provisions of the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Waiver.   The Lender hereby waives compliance with the provisions of Section 7.15 of the Credit Agreement solely in order to permit the Company to pay a special dividend during the months of September or October 2010 equal to ten cents ($.10) per share of the outstanding common stock of the Company as of September 13, 2010, provided that no Default or Event of Default has occurred and is then continuing, all in accordance with the resolutions approved by the Board of Directors of the Company with respect thereto.

2.           Conditions to Effectiveness.  This Waiver shall become effective upon receipt by (1) the Lender of (a) this Waiver, duly executed by the Company and (b) a copy of the resolutions adopted by the Board of Directors of the Company with respect to the dividend described in paragraph 1 above, certified by the Secretary or Assistant Secretary of the Company.

3.           Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

Except as expressly waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

The waiver set forth above is limited specifically to the matter set forth above and for the specific instance and purpose given and does not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred.

Except as expressly waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.  The Credit Agreement is ratified and confirmed in all respects by the Company.

The Company hereby represents and warrants that, (i) the representations and warranties by the Company pursuant to the Credit Agreement and each other Loan Document are true and correct, in all material respects, on the date hereof, and (ii) no Default or Event of Default exists under the Credit Agreement or any other Loan Document.

The Company hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Waiver, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Company’s obligations under the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Waiver; and (b) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under the Credit Agreement or any Loan Document.

The Company hereby further represents and warrants that the execution, delivery and performance by the Company of this Waiver, (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company, (ii) any order of any court or other Governmental Authority binding on the Company or (iii) any agreement or instrument binding on the Company.  Each of this Waiver and the Credit Agreement constitutes a legal, valid and binding obligation of the Company.

This Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Waiver.

This Waiver shall constitute a Loan Document.

THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

IN WITNESS WHEREOF, the Company and the Lender have caused this Waiver to be duly executed by their duly authorized officers, all as of the day and year first above written.

AMERICAN MEDICAL ALERT CORP.

By: /s/ Jack Rhian
Name: Jack Rhian
Title: President

JPMORGAN CHASE BANK, N.A.

By: /s/ Carolyn B. Lattanzi
Name: Carolyn B. Lattanzi
Title: Vice President